Exhibit 10.2

Execution Version

FOURTH AMENDMENT TO TERM LOAN AGREEMENT

This FOURTH AMENDMENT TO TERM LOAN AGREEMENT, dated as of May 1, 2022 (this “Amendment”), is by and among PATHLIGHT CAPITAL LP, in its capacity as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity together with its successors and permitted assigns in such capacity, the “Collateral Agent”), the Lenders under and as defined in the Existing Credit Agreement defined below party hereto (collectively, the “Consenting Lenders”), ARMSTRONG FLOORING, INC., a Delaware corporation (the “Company”), ARMSTRONG FLOORING PTY LTD, an Australian proprietary limited company (the “Australian Borrower”, and together with the Company, collectively, the “Borrowers” and each, a “Borrower”), and the guarantors party hereto (collectively with the Borrowers, the “Loan Parties”).

W I T N E S E T H :

WHEREAS, the Administrative Agent, certain financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and the Loan Parties are parties to that certain Term Loan Agreement, dated as of June 23, 2020 (as otherwise heretofore amended, supplemented or modified, the “Existing Credit Agreement”; the Existing Credit Agreement as amended hereby and as otherwise amended, restated, supplemented or modified from time to time in accordance with its terms, including by this Amendment, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Existing Credit Agreement).

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders consent to certain amendments to the Existing Credit Agreement to, inter alia, extend certain of the deadlines related to the sale process set forth in the Existing Credit Agreement, as more specifically set forth herein.

WHEREAS, the Administrative Agent and the Consenting Lenders have agreed to such requests, subject to the terms and conditions of this Amendment.

WHEREAS, by this Amendment, the Administrative Agent, the Collateral Agent and the Consenting Lenders (which Consenting Lenders constitute the Required Lenders), and the Borrowers desire and intend to evidence the amendments set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments to Credit Agreement. Effective as of the Fourth Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:

(a)    The definition of “Fee Letter” in Section 1.01 of the Existing Credit Agreement is amended by restating such definition as follows:

“Fee Letter” means the Fourth Amended and Restated Fee Letter dated as of the Fourth Amendment Effective Date, between the Borrowers and the Administrative Agent.

(b)    Section 1.01 of the Existing Credit Agreement is amended by inserting the following defined terms in alphabetical order:

“Fourth Amendment” means that certain Fourth Amendment to Term Loan Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among the Administrative Agent, the Borrowers, the other Loan Parties and each Lender party thereto.

“Fourth Amendment Effective Date” means May 1, 2022.

(c)    Clause (d) of Section 6.26 of the Existing Credit Agreement is amended by (i) deleting the reference to “May 2, 2022” and (ii) replacing that reference with “May 8, 2022”.

(d)    Section 6.26 of the Existing Credit Agreement is amended by inserting a new clause (h) as follows:

(h)    No later than the Fourth Amendment Effective Date, the U.S. Borrower shall have appointed a chief transformation officer (together with any permitted successors from time to time, the “CTO”) reasonably satisfactory to the Administrative Agent and the Required Lenders pursuant to a scope of engagement reasonably satisfactory to the Administrative Agent and the Required Lenders, and thereafter shall retain such CTO, or any replacement thereof from time to time that is reasonably satisfactory to the Administrative Agent and the Required Lenders and is engaged promptly after the resignation or dismissal of the CTO pursuant to a scope of engagement substantially similar to the existing scope of engagement or otherwise reasonably satisfactory to the Administrative Agent and the Required Lenders.

2.    Conditions Precedent. The amendments, consents and other agreements contained herein shall only be effective upon the satisfaction or waiver by the Administrative Agent and Consenting Lenders of each of the following conditions precedent (the date of such satisfaction or waiver, the “Fourth Amendment Effective Date”):

(a)    the Administrative Agent shall have received a copy of (i) this Amendment in form and substance reasonably acceptable to the Administrative Agent, duly executed by the Borrowers and each other Loan Party, the Administrative Agent, the Collateral Agent and Lenders sufficient to constitute Required Lenders, and (ii) the Fee Letter, dated as of the date hereof, in form and substance reasonably acceptable to the Administrative Agent, duly executed by the Borrowers;

(b)    payment of all fees required to be paid to the Administrative Agent and the Lenders on or before the Fourth Amendment Effective Date, and all expenses in connection with this Amendment required to be reimbursed in accordance with Section 11.04 of the Credit Agreement, in each case, to the extent invoiced or otherwise documented no later than the date that is on or before the Fourth Amendment Effective Date;

(c)    the Administrative Agent shall have received copies of the complete, fully executed Seventh Amendment to the ABL Credit Agreement, in form and substance satisfactory to the Administrative Agent and the Lenders (the “ABL Amendment”), including all schedules, annexes and exhibits thereto, and each other material document, agreement or instrument entered into by any Loan Parties in connection with the ABL Amendment;

(d)    no order, injunction or judgment has been entered into prohibiting the closing of this Amendment;

(e)    the representations and warranties set forth in Section 6 of this Amendment shall be true and correct; and

(f)    the Administrative Agent shall have received evidence of the appointment of the CTO substantially simultaneously with the effectiveness of this Amendment and otherwise upon the terms and conditions set forth in Section 6.26(h) of the Credit Agreement.

3.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

5.    Affirmation of Loan Parties. Each Loan Party hereby consents to the amendments and modifications to the Existing Credit Agreement effected hereby, and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, as amended and modified hereby, or in any other Loan Documents to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended and modified by this Amendment. Without limiting the generality of the foregoing, the execution of this Amendment shall not constitute a novation, and the Collateral Documents and all of the Collateral described therein and Liens granted in favor of the Administrative Agent created thereunder do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents to the extent provided in the Collateral Documents and that all such Liens continue to be perfected as security for the Obligations secured thereby.

6.    Representations and Warranties. In order to induce the Administrative Agent, the Collateral Agent and the Consenting Lenders to enter into this Agreement, each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders as follows:

(a)    the representations and warranties made by each Loan Party in Article V of the Existing Credit Agreement and in each of the other Loan Documents to which such Loan Party is a party are true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case they are true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement will be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(b)    the Persons appearing as Guarantors on the signature pages to this Amendment constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a guarantor thereunder;

(c)    this Amendment has been duly authorized, executed and delivered by each of the other Loan Parties party hereto and constitutes a legal, valid and binding obligation of each such party, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(d)    after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

7.    Reference to and Effect on the Credit Agreement and the Loan Documents.

(a)    On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended and modified by this Amendment.

(b)    The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended and modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or novation of any right, power or remedy of any Lender, the Collateral Agent or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or novation of any provision of any of the Loan Documents.

(d)    The Administrative Agent, the Lenders and the Loan Parties agree that this Amendment shall be a Loan Document for all purposes of the Credit Agreement (as specifically amended by this Amendment) and the other Loan Documents.

8.    Waiver, Modification, Etc. No provision or term of this Amendment may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

9.    Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

10.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

11.    Release; Indemnification

(a)    Release. In further consideration of Administrative Agent’s, Collateral Agent’s and each Consenting Lender’s execution of this Amendment, the Borrower and the Guarantors, individually and on behalf of their successors (including any trustees or any debtor-in-possession acting on behalf of Borrower or a Guarantor), assigns, subsidiaries and affiliates, hereby forever release each of the Administrative Agent, Collateral Agent and the Lenders and their respective successors, assigns, parents, subsidiaries, and affiliates and their officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity), and obligations of every nature whatsoever (other than any obligations to advance Loans under and in accordance with the Credit Agreement), whether liquidated or unliquidated, whether matured or unmatured, whether fixed or contingent that Borrower or any Guarantor has or may have against the Releasees, or any of them, in each case which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Credit Agreement or the other Loan Documents prior to the date hereof (including with respect to the Obligations, any Collateral and any third parties liable in whole or in part for the Obligations). This provision shall survive and continue in full force and effect whether or not the Loan Parties shall satisfy all other provisions of the Credit Agreement or the other Loan Documents.

(b)    Related Indemnity. The Borrower and each Guarantor hereby agree that its release of the Releasees set forth in Section 11(a) hereof shall include an obligation to indemnify and hold the Releasees, or any of them, harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including officers, directors, agents, trustees, creditors, partners or shareholders of the Borrower or any Guarantor or any parent, subsidiary or affiliate of Borrower or such Guarantor, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation, common law principle or otherwise arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith; provided, that Borrower shall not be liable for any indemnification to a Releasee to the extent that any such liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement results from the applicable Releasee’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of the Credit Agreement and the other Loan Documents.

12.    Consent to Seventh Amendment to ABL Credit Agreement. In accordance with Section 5.2 of the Intercreditor Agreement as in effect immediately prior to the Fourth Amendment Effective Date, each of the undersigned Consenting Lenders hereby authorizes the Administrative Agent to consent to, and the Administrative Agent hereby consents to the amendments to the ABL Credit Agreement effected by, the ABL Amendment in the form and substance attached as Annex A hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

PATHLIGHT CAPITAL LP, as Administrative Agent, Collateral Agent and Australian Security Trustee

By:	/s/ Katie Hendricks
Typed Name: Katie Hendricks
Typed Title: Managing Director

Armstrong Flooring, Inc.

Fourth Amendment to Term Loan Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

PATHLIGHT CAPITAL FUND I LP, as a Lender

By:	Pathlight Partners GP LLC, its General Partner

By:	/s/ Katie Hendricks
Typed Name: Katie Hendricks
Typed Title: Managing Director

Armstrong Flooring, Inc.

Fourth Amendment to Term Loan Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS:	ARMSTRONG FLOORING, INC.

	By:	/s/ Amy P. Trojanowski
Typed Name: Amy P. Trojanowski
Typed Title: SVP, CFO

ARMSTRONG FLOORING PTY LTD

	By:	/s/ Robert Mclorinan
Typed Name: Robert Mclorinan
Typed Title: Director

	By:	/s/ Jonathan Vear
Typed Name: Jonathan Vear
Typed Title: Director

GUARANTOR:	AFI LICENSING LLC

	By:	/s/ Christopher S. Parisi
Typed Name: Christopher S. Parisi
Typed Title: Secretary

Armstrong Flooring, Inc.

Fourth Amendment to Term Loan Agreement

Annex A

Seventh Amendment to ABL Credit Agreement

[See attached.]